Exhibit 10.20

VIA  ELECTRONIC  MAIL
May  17,  2004
Deanna  L.  McKenzie

Dear  Deanna:

Re:  Offer  of  Employment  -  Senior  Vice  President,  Business  Development

It was a pleasure discussing your qualifications for employment with Securac Inc. ("Securac") on May 5th, 2004. Based on our discussion and the information you have provided, we believe you possess the skills, experience, and attitude to make Securac the premier provider of enterprise risk management software and services world wide.

We are pleased to offer you employment with Securac as Vice President, Global Business Development, reporting to the Executive Vice President, Sales. Your primary duties will include:

1. Assist in the design and ongoing execution of a targeted sales plan for the indirect and direct sales channels, resulting in signed contracts and revenue generating transactions.

2. Provide the leadership and management in the sales & marketing process. This are of responsibility will be to directly assist Securac's existing and new channel partners in influencing customers which will result in license and consulting revenue generated from Securac solutions:

     a. Initiate partner programs and facilitate on an ongoing basis working with these partners/influencers to drive Securac solution sales revenue.

     b. Identify early sales opportunities/pipeline within the channel partners and subsequently lead the process in closure of contracts with all channel partners.

     c. Create and Implement sales & marketing support to any direct reps inside the partner organizations building an effective vision around Securac solutions.

     d. Design, implement and manage programs which will build a sales & marketing team within the in-direct and direct channel that promotes Securac. These programs will execute on the Securac sales process attaining revenue and profitability expectations to meet or exceed Securac growth targets.

3. Help define, implement and manage on an ongoing basis the internal procedures, sales models, marketing programs, etc. which will result in zero conflict between the channel and in-direct sales, as well as between internal Securac professional services and partner services.

4. Drive and achieve a personal direct sales quota in North America and/or Globally.

5. Your duties and responsibilities will change from time to time as Securac grows and changes.

Other  terms  of  our  offer  of  employment  are:


--------------------------------------------------------------------------------
1. Start  Date:          June  21,  2004,  or such other date as may be mutually
                         agreed  upon  between  the  parties.
--------------------------------------------------------------------------------
2. Position:             Senior  Vice President, Business Development.
--------------------------------------------------------------------------------
3.  Base  Salary:        CDN$12,500 per  month  (to  be  reviewed  annually.)
--------------------------------------------------------------------------------
4.  Management  Bonus    In  addition  to  the  sales commission outlined below,
                         Securac  will  pay  you  an additional bonus should our
                         annual sales (sales actually paid for) exceed an agreed
                         upon  amount. For 2004, Securac will pay you a bonus of
                         $  30,000 (Cdn), should sales booked by yourself (sales
                         paid  for)  exceed  $  1,000,000  (Cdn) by December 31,
                         2004.  Thereafter, you will be entitled to a management
                         bonus based upon sales targets and criteria provided to
                         you  by  Securac on an annual basis. 5% commission paid
                         on  license  sales  generated  by  you  through channel
                         partners  (i.e.  Deloitte  and  Touche,  IBM,  etc.)
--------------------------------------------------------------------------------
5.  Sales Commission     3%  commission  paid on all professional services gross
                         revenue  generated  through channel partners (assumes a
                         minimum  of  25%  gross  margin)

                         5% commission paid on all gross sales generated by you through direct sales.

                         Upon  hiring additional sales professionals for Channel
                         Partner Sales and Account Management, 2% commission will be paid on all commissionable sales generated by reporting sales representatives.

                         The above commission rates will be reviewed annually be
                         Securac,  and  Securac reserves the right to adjust the
                         commission rates after each annual review by giving you
                         three (3) months advance written notice of the changes.
                         Commission will not be paid until Securac has been paid
                         by  the  client.  Should  your  employment with Securac
                         cease,  and  regardless  of the reason for cessation of
                         employment,  Securac  will  pay  your  commission (once
                         Securac  has  been  paid)  provided  that  the sale was
                         booked  on  or  prior  to  your  last  day  of  actual
                         employment  with  Securac.
--------------------------------------------------------------------------------
6.Share Purchase Options Subject  to  approval  of  the Stock Option Plan by the shareholders  at the 2004 Annual General Meeting of the
                         Shareholders:

                         Time  Based  Option  Plan
                         -------------------------
                         50,000  share  purchase  options  of  Securac Inc. at a
                         strike  price  of  CDN$1.50/share  fully  vested  upon
                         becoming  a  Securac  Inc.  employee;

                         50,000 share purchase options of Securac Inc. at a strike price of CDN$1.50/share fully vested upon completion of six months full time employment; and

                         50,000 share purchase options of Securac Inc. at a strike price of CDN$1.50/share fully vested after one year of full time employment.

                       Performance Based Option Plan (In addition to Time Based)
                       ---------------------------------------------------------
                         50,000  share  purchase  options  of  Securac Inc. at a
                         strike  price  of  CDN$1.50/share  upon  achievement of
                         $500,000  net  new  channel  partner  and/or new direct
                         sales  contribution  (double  share  option  amount  if
                         target  achieved  prior  to  August  31,  2004);

                         50,000  additional  share  purchase  options of Securac
                         Inc. at a strike price of CDN$1.50/share upon achievement of $1,500,000 channel and/or net new direct sales contribution (double share option amount if target achieved prior to December 31, 2004); and

                         50,000  additional  share  purchase  options of Securac
                         Inc. at a strike price of CDN$1.50/share upon achievement of $3,000,000 channel and/or direct sales contribution (double share option amount if target achieved prior to the anniversary date of this agreement).

                         All share options shall be exercised in accordance with
                         Securac's  Stock  Option  Plan  and  Stock  Option
                         Agreements.  Upon  cessation  of  employment,  and
                         regardless  of  the reason for cessation of employment,
                         you  will  have  ninety (90) days to exercise any share
                         options  vested as of the date of cessation employment.
                         Share  options will not continue vest after the date of
                         cessation  of  employment.
--------------------------------------------------------------------------------
7.  Perquisites:         Participation  in  the  benefits  plan after 90 days of
                         full-time employment, paid statutory Canadian holidays,
                         Securac will pay for all pre-approved business expenses
                         (i.e.  cell  phone,  mileage,  travel  expenses,  etc.)
                         including  parking  at the Calgary office. All benefits
                         of employment, including short and long term disability
                         coverage,  will  cease  as  of  your last day of active
                         employment  with  Securac and Securac will not have any
                         liability  for  any  damages you sustain as a result of
                         the  cessation  of  benefits.
--------------------------------------------------------------------------------
8.  Annual  vacation     Four  (4)  weeks after one year of full time employment
--------------------------------------------------------------------------------

9. Employment Agreement  A  definitive agreement will be drafted and provided to you.
--------------------------------------------------------------------------------
10.  Probation  Period:  During  the  first  three (3) months of your employment with  Securac, Securac can terminate your employment at
                         any  time for any reason, by providing you with two (2)
                         weeks  advance  working notice, or at the discretion of
                         Securac, by immediately terminating your employment and
                         providing  you with a severance amount equal to two (2)
                         weeks  of  your  then  Base  Salary.  You  would not be
                         entitled  to any further severance compensation if your
                         employment  was terminated during the Probation Period.
--------------------------------------------------------------------------------
11.  Resignation:        You  can  resign  at any time from your employment with
                         Securac  by  providing  Securac  with  one  (1)  months
                         advance  written  notice  of  your  resignation  date.

12.Termination:          Securac  can  immediately terminate your employment, at
                         any  time,  without  any  severance compensation, for a
                         reason  that  constitutes  just  cause.

                         After  the Probation Period, and for a reason that does
                         not  constitute  just  cause,  Securac  can immediately
                         terminate  your  employment  by  providing  you  with a
                         severance  amount  equal to one month Base Salary, plus
                         an  additional  one  (1)  month  Base  Salary  for each
                         completed  year  of  employment with Securac after June
                         21,  2004.  After  the  third  year of anniversary with
                         Securac,  you  would  receive one (1) year severance to
                         paid  out monthly or in a lump sum at the discretion of
                         Securac.  Upon  payment  of the above severance amount,
                         Securac  would  have  no further obligations to you for
                         severance,  termination  pay, or pay in lieu of notice.
--------------------------------------------------------------------------------
13.  Confidentiality     As  a  term  of your employment you will be required to
                         enter  into  a  confidentiality  and  non-disclosure
                         agreement.
--------------------------------------------------------------------------------
14.Securac Acquisition:  Upon  the  successful  promotion  and  acquisition  of
                         Securac by an organization introduced and negotiated by
                         yourself,  the following compensation on the gross sale
                         amount  of  the  company  will  be  awarded as follows:


                              Gross Acquisition  Commission on
                                    Amount        Gross Amount
                       -----------------------------------
                              < $29,999,999            2%
                       -----------------------------------
                         $30,000,000 - $49,999,999     4%
                       -----------------------------------
                         $50,000,000 - $69,999,999     5%
                       -----------------------------------
                              > $70,000,000            6%
                       -----------------------------------

Investment brought to Securac as a result of Deanna McKenzie's network, remuneration to Deanna McKenzie will be 4.5% cash or 9% in stock options at $1.50 CDN per share on the gross investment amount.

If you find this offer acceptable, please sign this letter and return it to our offices before 18:00 MST May 21, 2004. By accepting this offer, you are acknowledging that you are not bound by any non-compete restrictions with any organization which would restrict the fulfillment of the terms of employment with Securac and you further acknowledge that in partial consideration of employment you will execute an Employment Agreement to follow. This offer will expire at 18:00 MST May 21, 2004.

Deanna, we are confident that this position will offer you an opportunity to make a significant contribution to the success of Securac.

Yours  truly,

SECURAC  INC.

Per:     /s/  Terry  W.  Allen
         ---------------------
         Terry  W.  Allen,
         Chief  Executive  Officer

I acknowledge that I have read this letter, understand it fully, and I accept employment with Securac on the terms and conditions set out above.

/s/  Deanna  McKenzie
---------------------
Deanna  McKenzie
----------------

SCHEDULE  "A"
TO  THE  OFFER  OF  EMPLOYMENT
DATED  MAY  17,  200R  BETWEEN
DEANNA  McKENZIE  and  SECURAC  INC.

EMPLOYEE  CONFIDENTIAL  INFORMATION  AND
INVENTIONS  AGREEMENT

In partial consideration and as a condition of my employment or continued employment with SECURAC INC. (which together with any subsidiary, affiliate, or successor is hereinafter referred to as the "Company"), and effective as of the date that my employment with the Company first commenced, I hereby agree as follows:

1. Non-competition. During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of the Company and will not, without the prior written approval of (i) an officer of the Company if I am not an executive officer of the Company or (ii) the Board of Directors of the Company if I am an executive officer of the Company,
     (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company, or
     (c) for six (6) months following termination of employment, directly or indirectly participate in or assist any business which is a current or potential supplier or customer of the Company or for any organization that we are currently in negotiations with for the provision of services or have an open RFP with.

2. Non-solicitation. During the term of my employment by the Company, and for one (1) year following the cessation of such employment, howsoever caused, I shall not directly or indirectly, without the prior written consent of the Company, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to leave the employ of the Company, either on my own behalf or on behalf of any other person or entity.

3.   Confidentiality  Obligation.  I  will  hold  all  Company  Confidential
     Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a Company employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of the Company. "Confidential Information" is all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, mask works, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, lists of suppliers, business plans, business opportunities, or financial statements.

4. Information of Others. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company's premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

5. Company Property. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination of my employment, I will promptly deliver all such materials to the Company and will sign and deliver to the Company the "Termination Certificate" attached hereto as Exhibit A.

6. Ownership of Inventions. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of the Company or from access to the Company Confidential
     Information or property whether or not patentable, copyrightable, or qualified for mask work protection (collectively "Inventions") shall be the property of the Company, and, to the extent permitted by U.S. law, shall be "works made for hire." I hereby assign and agree to assign to the Company or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than those described in Paragraph 7 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four (4) years after, I will assist the Company (at its expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions.

7. Excluded Inventions. Attached hereto as Exhibit B is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to my employment by the Company.

8. Patent Applications. If the Company files an original Canadian or United States patent application covering any invention of which I am a named inventor, I will receive an inventor's fee of $100.

9. Prior Contracts. I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

10. Agreements with the United States Government and Other Third Parties. I acknowledge that the Company from time to time may have agreements with other persons or with the United States or Canadian Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

11.     Miscellaneous.
     (A) Enforcement. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
     (B) Injunctive Relief; Consent to Jurisdiction. I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the Province of Alberta for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.
     (C) Arbitration. I further agree that the Company, at its option, may elect to submit any dispute or controversy arising out of or related to this Agreement for final settlement by arbitration conducted in Alberta, Canada, in accordance with the then existing rules of the Arbitration Act (Alberta), and judgment upon the award rendered by the arbitrators shall be specifically enforceable and may be entered in any court having jurisdiction thereof.
     (D) Legal Fees. If any party seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non prevailing party shall pay all costs and expenses of the prevailing party.
     (E) Waiver. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.
     (F) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.
     (G) Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.
     (H) Entire Agreement; Modifications. This Employee Confidential Information and Inventions Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

IN WITNESS WHEREOF, I have executed this Employee Confidential Information and Inventions Agreement as of the 17th day of May, 2004.


                                      /s/  Deanna  L.  McKenzie
                                      -------------------------
                                      Signature
Employee's  Name:                     Deanna  L.  McKenzie
Address:
Email:



Receipt  Acknowledged:                SECURAC  INC.
                                      Per:  /s/  Paul  James  Hookham
                                            -------------------------
                                      Paul  James  Hookham,
                                      Chief  Financial  Officer

                                    EXHIBIT A
                            TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the aforementioned items, belonging to Securac Pacific INC., its parent company, subsidiaries, affiliates, successors, or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Employee Confidential Information and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Employee Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

Date:  ____________________

                                             --------------------
                                             Signature
Employee's  Name:                            Deanna  L.  McKenzie

                                    EXHIBIT B
                    LIST OF ALL INVENTIONS, IMPROVEMENTS, AND
                          ORIGINAL WORKS OF AUTHORSHIP

           Title     Date     Identifying Number or Brief Description
---------------------------------------------------------------------
N/A
---------------------------------------------------------------------
(Please  mark  N/A  if  not  applicable)

Date:  January  12,  2005.
                                           /s/  Deanna  L.  McKenzie
                                           -------------------------
                                           Signature
Employee's  Name:                          Deanna  L.  McKenzie